UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2008

HEALTHWAYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 16, 2008, Healthways, Inc. issued a press release announcing earnings results for the fourth quarter and fiscal year ended August 31, 2008, the text of which is attached hereto as Exhibit 99.1. This information furnished pursuant to this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    In connection with the appointment of Stefen F. Brueckner as President and Chief Operating Officer of the Company as described in (c) below, James E. Pope, who has served as Chief Operating Officer of the Company since May 2006, will move from Chief Operating Officer to Chief Science Officer of the Company. In addition, due to the separation of the roles of Chief Executive Officer and President, Ben R. Leedle, Jr., current Chief Executive Officer and President of the Company, will continue to serve as Chief Executive Officer of the Company while Mr. Brueckner will serve as President of the Company.

(c)     On October 16, 2008, the Company announced the appointment of Mr. Brueckner to serve as President and Chief Operating Officer of the Company. Prior to joining the Company, Mr. Brueckner, 59, served as Vice President, Senior Products, for Humana Inc., from 2005 to 2008 and served as Vice President, Market Operations and Large Group Underwriting, from 2001 to 2005.

On October 11, 2008, the Company entered into an employment agreement with Mr. Brueckner in connection with his appointment as President and Chief Operating Officer of the Company. The employment agreement has a term of two years and may be terminated at any time upon the mutual written agreement of the Company and Mr. Brueckner. Pursuant to the terms of the employment agreement, Mr. Brueckner will receive an annual base salary of $475,000, and will be eligible to participate in all benefit plans maintained by the Company for officers. Under the employment agreement, short-term incentive plan awards, if any, and long-term incentive awards will be determined by the Board of Directors, or a committee thereof comprised solely of independent directors.

Mr. Brueckner’s employment agreement with the Company provides for potential severance and change of control benefits. In the event Mr. Brueckner’s employment is terminated by the Company without cause or by Mr. Brueckner for good reason, Mr. Brueckner will be entitled to receive (i) all base salary and benefits due to him through the date of termination and a pro-rata portion of any bonus plan or other compensation to which he is otherwise entitled as of the date of termination, (ii) his base salary for a period of 18 months to be paid at regular payroll dates following such termination, and (iii) group medical benefits for a period of 18 months following the date of termination. In addition, upon execution of a full release of claims in favor of the Company, Mr. Brueckner may elect to receive an enhanced severance consisting of six additional months of base salary payable at regular payroll dates following the date of termination. Further, all of Mr. Brueckner’s outstanding unvested equity awards shall vest and/or remain exercisable for their stated terms in accordance with the terms of the agreement governing such equity award. In addition, all amounts contributed by the Company to the Company’s Capital Accumulation Plan (“CAP”) for Mr. Brueckner’s benefit shall vest and thereafter be paid out in accordance with the terms of the CAP as in effect on the date of termination. If Mr. Brueckner’s employment is terminated by the Company without cause or by Mr. Brueckner for good reason within 12 months following a change in control, the payments described in (i), (ii) and (iii) above shall be paid in a lump sum no later than 60 days following the date of termination.

If Mr. Brueckner dies during the term of the employment agreement, the Company will pay his base salary due through the date of his death plus a pro-rata portion of any bonus plan to which he is otherwise entitled as of the time of his death. Further, all of Mr. Brueckner’s outstanding unvested equity awards shall vest and/or remain exercisable for their stated terms in accordance with the terms of the agreement governing such equity award. In addition, all amounts contributed by the Company to the CAP for Mr. Brueckner’s benefit shall vest and thereafter be paid out in accordance with the terms of the CAP as in effect on the date of his death.

If Mr. Brueckner’s employment agreement is terminated by the Company or Mr. Brueckner due to Mr. Brueckner’s disability, Mr. Brueckner will be entitled to receive (i) all base salary and benefits due to him through the date of termination and a pro-rata portion of any bonus plan to which he is otherwise entitled as of the date of termination, (ii) his base salary for a period of 18 months to be paid at regular payroll dates following such termination, and (iii) if permitted under the Company’s group medical insurance, group medical benefits for a period of two years following the date of termination; provided, that if Mr. Brueckner instead elects continuation of group benefits under COBRA, the Company shall pay the full cost of premiums for two years following the date of termination. The amounts described in (ii) and (iii) above will be offset by any disability insurance payments Mr. Brueckner receives as a result of his disability. In addition, upon execution of a full release of claims in favor of the Company, Mr. Brueckner may elect to receive an enhanced severance consisting of six additional months of base salary payable at regular payroll dates following the date of termination. Further, all of Mr. Brueckner’s outstanding unvested equity awards shall vest and/or remain exercisable for their stated terms in accordance with the terms of the agreement governing such equity incentive. In addition, all amounts contributed by the Company to the CAP for Mr. Brueckner’s benefit shall vest and thereafter be paid out in accordance with the terms of the CAP as in effect on the date of termination.

If Mr. Brueckner’s employment is terminated by the Company for cause, he will be entitled to receive all base salary and benefits to be paid or provided to him under his employment agreement through the date of termination. In addition, upon execution of a full release of claims in favor of the Company, Mr. Brueckner may elect to receive six additional months of base salary payable at regular payroll dates following the date of termination. Further, the vested portions of Mr. Brueckner’s outstanding equity awards shall remain exercisable for their stated terms in accordance with the terms of the agreement governing such equity awards. All of Mr. Brueckner’s unvested equity awards shall terminate on the date of termination. In addition, all amounts contributed by the Company to the CAP for Mr. Brueckner’s benefit that have vested shall be paid out in accordance with the terms of the CAP as in effect on the date of termination. Mr. Brueckner shall not be entitled to receive any unvested Company contributions to the CAP.

If Mr. Brueckner’s employment is terminated by Mr. Brueckner without good reason, he will be entitled to receive all base salary and benefits to be paid or provided to him under his employment agreement through the next payroll date following the date of termination. Further, the vested portions of Mr. Brueckner’s outstanding equity awards shall remain exercisable for their stated terms in accordance with the terms of the agreement governing such equity awards. All of Mr. Brueckner’s unvested equity awards shall terminate on the date of termination. In addition, all amounts contributed by the Company to the CAP for Mr. Brueckner’s benefit that have vested shall be paid out in accordance with the terms of the CAP as in effect on the date of termination. Mr. Brueckner shall not be entitled to receive any unvested Company contributions to the CAP.

Mr. Brueckner is generally subject to non-compete and non-solicitation covenants under his employment agreement for a period of 18 months following the date of his termination. In the event Mr. Brueckner terminates his employment without good reason, the non-compete and non-solicitation covenants shall remain in effect for 24 months; however, Mr. Brueckner may reduce the term of the non-

compete and non-solicitation covenants from 24 months to 18 months by executing a full release of claims in favor of the Company.

In connection with his employment, the Company has granted Mr. Brueckner options to purchase 225,000 shares of the Company’s common stock. Such options will vest ratably over four years.

A copy of Mr. Brueckner’s employment agreement is attached hereto as Exhibit 10.1. A copy of the press release announcing Mr. Brueckner’s appointment and other management changes referenced herein is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:
Exhibit 10.1	Employment Agreement between Healthways, Inc. and Stefen F. Brueckner
Exhibit 99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHWAYS, INC.

By:	/s/ Mary A. Chaput
Mary A. Chaput
Chief Financial Officer

Date: October 16, 2008

EXHIBIT INDEX

Exhibit 10.1	Employment Agreement between Healthways, Inc. and Stefen F. Brueckner
Exhibit 99.1	Press Release dated October 16, 2008